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                                                                  Exhibit 3.25.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            CONAS TRADING CORPORATION

                     (Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware)

      CONAS TRADING CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), does hereby certify and set forth as follows:

      FIRST: The amendment to the Company's Certificate of Incorporation set forth below was unanimously approved by written consent of the Company's Board of Directors, approved by written consent of the sole stockholder of the Company and duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      SECOND: Article 1 of the Certificate of Incorporation of the Company is hereby amended to read in its entirety as follows:

      The name of the Corporation is MARINE COAL SALES COMPANY.

      IN WITNESS WHEREOF, Conas Trading Corporation has caused this Certificate of Amendment to be signed and attested by its duly authorized officers this 5th day of January, 1994.

                                    CONAS TRADING CORPORATION


                                    By: /s/ Bruce Sparks
                                        -------------------------
                                        Bruce Sparks
                                        Vice President


ATTEST: /s/ Marvin E. Milbauer
        ------------------------------
        Secretary
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                          CERTIFICATE OF INCORPORATION
                                       OF
                            CONAS TRADING CORPORATION

                                    * * * * *

      1. The name of the Corporation is CONAS TRADING CORPORATION.

      2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. The nature of the business or purposes to be conducted or promoted is to purchase and sell coal and other natural resources and products derived therefrom, to participate in the ownership of other business entities, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1000) and the par value of each of such shares is One Hundred Dollars ($100), amounting in the aggregate to One Hundred Thousand Dollars ($100,000).

      5.  The name and mailing address of the incorporator is as follows:
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            Name                          Mailing Address
            ----                          ---------------
            Marvin E. Milbauer            200 Park Avenue
                                          New York, N.Y. 10166

      6. The Corporation is to have perpetual existence.

      7. The Corporation shall indemnify to the full extent authorized or permitted by the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

      8. Meetings of stockholders may be held within or without the State of Delaware as the by-laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware of such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

      9. Following adoption by the incorporator of the Corporation's original by-laws, the Board of Directors of


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the Corporation shall have the power to adopt, amend or repeal the Corporation's by-laws.

      10. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of September, 1985.


                                    /s/ Marvin E. Milbauer
                                    -----------------------------------
                                    Marvin E. Milbauer